UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 2017

CALPINE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-12079	77-0212977
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

717 Texas Avenue, Suite 1000, Houston, Texas 77002
(Addresses of principal executive offices and zip codes)

Registrant's telephone number, including area code: (713) 830-2000

Not applicable
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

TABLE OF CONTENTS

ITEM 1.01 — ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
ITEM 2.03 — CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT
ITEM 7.01 — REGULATION FD DISCLOSURE
ITEM 9.01 — FINANCIAL STATEMENTS AND EXHIBITS
SIGNATURES
EXHIBIT INDEX

ITEM 1.01 — ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
On December 15, 2017, as further discussed in Item 2.03 below, Calpine Corporation (“Calpine”) closed on $560 million in aggregate principal amount of its 5.25% Senior Secured Notes due 2026 (the “2026 First Lien Notes”). The 2026 First Lien Notes were offered in a private placement as additional notes under the indenture dated as of May 31, 2016 (the “Indenture”), among Calpine, the guarantors party thereto and Wilmington Trust, National Association, as trustee, governing Calpine’s 5.25% Senior Secured Notes due 2026 that were issued on May 31, 2016. The 2026 First Lien Notes and related guarantees are secured equally and ratably with Calpine’s first lien credit facilities and certain other indebtedness that is permitted to be secured by such assets, by a first-priority lien on substantially all of Calpine’s and certain of the guarantors’ existing and future assets, subject to certain exceptions and permitted liens. The information in Item 2.03 below is hereby incorporated by reference in this Item 1.01.
In addition, on December 15, 2017, as further discussed in Item 2.03 below, Calpine Construction Finance Company, L.P. (“CCFC”), an indirect, wholly-owned subsidiary of Calpine, entered into a credit agreement (the “Credit Agreement”) providing for a $1.0 billion first lien senior secured term loan facility (the “CCFC Term Loan”).
Calpine utilized the proceeds received from the 2026 First Lien Notes and the CCFC Term Loan, together with operating cash on hand, to fully repay CCFC’s approximately $1.6 billion of outstanding first lien senior secured term loans under the credit agreement, dated as of May 3, 2013 (as amended on February 20, 2014, the “Prior Credit Agreement”). The Prior Credit Agreement has been terminated.
ITEM 2.03 — CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT
2026 First Lien Notes
As disclosed above, on December 15, 2017, Calpine issued $560 million in aggregate principal amount of its 2026 First Lien Notes in a private placement. This summary of the terms of the Indenture and the 2026 First Lien Notes is qualified in its entirety by reference to the Indenture, a copy of which (including the form of the 2026 First Lien Notes) is attached as Exhibit 4.1 to this Current Report on Form 8-K and incorporated by reference herein.
The 2026 First Lien Notes bear interest at 5.250% payable semiannually on June 1 and December 1 of each year beginning on June 1, 2018. Calpine will make each interest payment to the holders of record on the May 15 and November 15 immediately preceding the applicable interest payment date. The 2026 First Lien Notes will mature on June 1, 2026. The 2026 First Lien Notes are guaranteed by each of Calpine’s current and future subsidiaries that is a guarantor under Calpine’s first lien credit facilities and rank equally in right of payment with all of Calpine’s and the guarantors’ other existing and future senior indebtedness, and will be effectively subordinated in right of payment to all existing and future liabilities of Calpine’s subsidiaries that do not guarantee the 2026 First Lien Notes. The 2026 First Lien Notes are secured equally and ratably with indebtedness under Calpine’s first lien credit facilities and certain other indebtedness that is permitted to be secured by such assets, by a first-priority lien, on substantially all of Calpine’s and certain of the guarantors’ existing and future assets, subject to certain exceptions and permitted liens.
Subject to certain qualifications and exceptions, the Indenture, among other things, limits Calpine’s ability and the ability of the guarantors to:

•	incur or guarantee additional first lien indebtedness;

•	enter into certain types of commodity hedge agreements that can be secured by first lien collateral;

•	enter into sale and leaseback transactions;

•	create liens; and

•	consolidate, merge or transfer all or substantially all of Calpine’s assets and the assets of Calpine’s restricted subsidiaries on a combined basis.
On or after June 1, 2024, Calpine may on any one or more occasions redeem all or a part of the 2026 First Lien Notes upon not less than 30 nor more than 60 days’ notice, at the redemption prices set forth in the Indenture, plus any accrued and unpaid interest. Calpine may also redeem any of the 2026 First Lien Notes at any time prior to June 1, 2021, at a price equal to 100% of the aggregate principal amount thereof, plus a “make whole” premium and accrued and unpaid interest. Prior to June 1, 2019, Calpine may redeem up to 35% of the aggregate principal amount of the 2026 First Lien Notes with the proceeds of certain equity offerings, at a price equal to 105.250% of the aggregate principal amount, plus accrued and unpaid interest.

If a Change of Control Triggering Event (as defined in the Indenture) occurs, each holder of the 2026 First Lien Notes will have the right to require Calpine to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of that holder’s 2026 First Lien Notes pursuant to a Change of Control Offer (as defined in the Indenture) on the terms set forth in the Indenture in cash equal to 101% of the aggregate principal amount, plus accrued and unpaid interest.
If an event of default arises from certain events of bankruptcy or insolvency, all outstanding 2026 First Lien Notes will become due and payable immediately without further action or notice. If other events of default arise, including failure to pay principal or interest on a timely basis, failure to comply with the agreements under the Indenture or related security documents, default under or acceleration of certain other indebtedness, failure to pay certain judgments, and repudiation or unenforceability of obligations under the security documents or the guarantees, subject to certain limitations including, if applicable, the giving of notice or the expiration of any grace or cure period, or both, the trustee or holders of at least 25% of the aggregate principal amount of outstanding 2026 First Lien Notes may declare the 2026 First Lien Notes to be due and payable immediately.
CCFC Term Loan
As disclosed above, on December 15, 2017, CCFC entered into the Credit Agreement with Credit Suisse AG, Cayman Islands Branch as administrative agent (the “Administrative Agent”) and as collateral agent, and the lenders party thereto. This summary of the material terms of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the Credit Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.
The CCFC Term Loan bears interest, at CCFC’s option, at either (i) the Base Rate, equal to the higher of (a) the Federal Funds Effective Rate plus 0.5% per annum, (b) the Prime Rate or (c) the Eurodollar Rate (as such terms are defined in the Credit Agreement), plus an applicable margin of 1.0% per annum, or (ii) LIBOR plus 2.5% per annum. The CCFC Term Loan was offered to investors at an issue price equal to 99.875% of face value.
An aggregate amount equal to 0.25% of the aggregate principal amount of the CCFC Term Loan will be payable at the end of each quarter commencing in March 2018, with the remaining balance payable on the maturity date (January 15, 2025). CCFC may elect from time to time to convert all or a portion of the CCFC Term Loan from LIBOR rate loans to Base Rate loans or vice versa. In addition, CCFC may at any time, and from time to time, prepay the CCFC Term Loan, in whole or in part, without premium or penalty (except as provided in the immediately succeeding paragraph), upon irrevocable notice to the Administrative Agent. Partial prepayments shall be in an aggregate principal amount of $1 million or a whole multiple of $100,000 in excess thereof, provided that any prepayment shall be first applied to any portion of the CCFC Term Loan that is designated as Base Rate loans and then LIBOR rate loans.
CCFC may also reprice the CCFC Term Loan, subject to approval from the Lenders (as defined in the Credit Agreement). If a repricing transaction that results in a prepayment is consummated prior to June 15, 2018, CCFC will pay the Administrative Agent fees consisting of a prepayment premium of 1% of the principal amount that is being refinanced. If a repricing transaction that results in an amendment of the CCFC Term Loan is consummated prior to June 15, 2018, CCFC will pay the Administrative Agent fees of 1% of the aggregate amount of the CCFC Term Loan outstanding immediately prior to such repricing transaction. CCFC may elect to extend the maturity of any CCFC Term Loan, in whole or in part, subject to approval from those lenders (as defined in the Credit Agreement) holding such CCFC Term Loan.
Subject to certain qualifications and exceptions, the Credit Agreement will, among other things, limit CCFC’s ability and the ability of the guarantors of the CCFC Term Loan to:

•	incur or guarantee additional first lien indebtedness;

•	enter into sale and leaseback transactions;

•	create liens;

•	consummate certain asset sales;

•	make certain non-cash restricted payments; and

•	consolidate, merge or transfer all or substantially all of CCFC’s assets and the assets of CCFC’s restricted subsidiaries on a combined basis.
If a change of control triggering event occurs, CCFC shall notify the Administrative Agent in writing and shall make an offer to prepay the entire principal amount of the CCFC Term Loan outstanding at a price equal to 101% of the aggregate principal amount thereof (plus accrued and unpaid interest) within thirty (30) days after the date of such change of control triggering event.

In connection with the CCFC Term Loan, CCFC and its subsidiaries (subject to certain exceptions) have made certain representations and warranties and are required to comply with various affirmative and negative covenants. The CCFC Term Loan is subject to customary events of default included in financing transactions, including, among others, failure to make payments when due, certain defaults under other material indebtedness, breach of certain covenants, and involuntary or voluntary bankruptcy. If an event of default arises from certain events of bankruptcy or insolvency, all amounts outstanding under the CCFC Term Loan will become due and payable immediately without further action or notice. If other events of default arise (as defined in the Credit Agreement) and are continuing, the lenders holding more than 50% of the outstanding CCFC Term Loan may declare all of the CCFC Term Loan outstanding to be due and payable immediately.
ITEM 7.01 — REGULATION FD DISCLOSURE
On May 31, 2016, Calpine announced the closing of the 2026 First Lien Notes and the CCFC Term Loan described in Item 2.03 of this Current Report on Form 8-K. A copy of the press release is being furnished as Exhibit 99.1 hereto.
The information in this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the “1934 Act”), nor shall it be deemed “incorporated by reference” into any filing under the Securities Act of 1933, as amended, or the 1934 Act, except as may be expressly set forth by specific reference in such filing.

ITEM 9.01 — FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

Exhibit No.	Description

4.1
Indenture, dated as of May 31, 2016, for the senior secured notes due 2026 among each of Calpine Corporation, the guarantors party thereto and Wilmington Trust, National Association, as trustee (incorporated by reference to Exhibit 4.1 to Calpine’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 1, 2016).

10.1	Credit Agreement, dated December 15, 2017 among CCFC as borrower, the lenders party hereto, and Credit Suisse AG, Cayman Islands Branch, as administrative agent and collateral agent.

99.1	Calpine Corporation Press Release titled “Calpine Corporation Announces Closings of Senior Secured Notes Offering and Term Loan Facility,” dated December 15, 2017.*
__________

*	Furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALPINE CORPORATION

	By:	/s/ ZAMIR RAUF
Zamir Rauf
Executive Vice President and
Chief Financial Officer

Date: December 15, 2017

EXHIBIT INDEX

Exhibit No.	Description

4.1
Indenture, dated as of May 31, 2016, for the senior secured notes due 2026 among each of Calpine Corporation, the guarantors party thereto and Wilmington Trust, National Association, as trustee (incorporated by reference to Exhibit 4.1 to Calpine’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 1, 2016).

10.1	Credit Agreement, dated December 15, 2017 among CCFC as borrower, the lenders party hereto, and Credit Suisse AG, Cayman Islands Branch, as administrative agent and collateral agent.

99.1	Calpine Corporation Press Release titled “Calpine Corporation Announces Closings of Senior Secured Notes Offering and Term Loan Facility,” dated December 15, 2017.*
__________

*	Furnished herewith.